Exhibit 1.1

KKR Financial Corp.

•,000 Sharesa/
Common Stock
(par value $0.01)

Underwriting Agreement

New York, New York
•, 2005

Citigroup Global Markets Inc.
Bear, Stearns & Co. Inc.
Credit Suisse First Boston LLC
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Friedman, Billings, Ramsey & Co., Inc.
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

KKR Financial Corp., a corporation organized under the laws of Maryland (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, •,000 shares of Common Stock, par value $0.01 per share (“Common Stock”) of the Company, and the persons named in Schedule II hereto (the “Selling Stockholders”) propose to sell to the several Underwriters •,000 shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholders collectively being hereinafter called the “Underwritten Securities”).  The Company also proposes to grant to the Underwriters an option to purchase up to •,000 additional shares of Common Stock to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  In addition, to the extent that there is not more than one Selling Stockholder named in Schedule II, the term Selling Stockholders shall mean the singular.  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.  Certain terms used herein are defined in Section 17 hereof.

a/  Plus an option to purchase from the Company up to •,000 additional Securities to cover over-allotments.

Prior to the date of this Agreement, the Company and KKR Financial Advisors LLC, a Delaware limited liability company (the “Manager”), entered into a Management Agreement dated as of August 12, 2004 (the “Management Agreement”) and the Company and Kohlberg Kravis Roberts & Co., L.P. entered into a Trademark License Agreement dated as of August 12, 2004 (the “License Agreement”).

1.             Representations and Warranties.

(i)            The Company and the Manager, jointly and severally, represent and warrant to each Underwriter as of the date hereof, and agree with each Underwriter, as set forth below in this Section 1.

(a)           The Company has prepared and filed with the Commission a registration statement (file number 333-124103) on Form S-11, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities.  The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you.  The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b).  In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus.  As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)           On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Manager make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(c)           Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus; and each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the applicable laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), stockholders’ equity, results of operations, assets or business of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(d)           All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or indirectly, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(e)           The Company’s authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities being sold by the Selling Stockholders are duly listed, and admitted and authorized for trading, on the New York Stock

Exchange and the Securities being sold hereunder by the Company are duly listed, and admitted and authorized for trading, subject to official notice of issuance and (if applicable) evidence of satisfactory distribution, on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(f)            There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required and the descriptions thereof appearing in the Registration Statement and Prospectus are complete and accurate in all material respects.

(g)           This Agreement has been duly authorized, executed and delivered by the Company and the Manager.

(h)           The Company is not and, after giving effect to the offering and sale of the Securities and the receipt and application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(i)            No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

(j)            Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof nor compliance by the Company and the Manager with the terms and provisions of this Agreement and the Management Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or other organizational documents, as applicable, of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries or the Manager is a party or bound or to which any property of the Company or any of its subsidiaries or the Manager is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any properties of the Company or any of its subsidiaries or the Manager, except (solely in the case of clauses (ii) and (iii) of this paragraph) for such breaches or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)           No holders or beneficial owners of securities of the Company have rights to the registration of such securities under the Registration Statement except for such rights arising pursuant to the Registration Rights Agreement dated as of August 12, 2004 (the “Registration Rights Agreement”) between the Company and Friedman, Billings, Ramsey & Co., Inc.; all holders and beneficial owners of Common Stock that have exercised their rights to register shares of Common Stock pursuant to the Registration Rights Agreement or to sell shares of Common Stock in the offering contemplated hereby pursuant to the Registration Rights Agreement have been included as Selling Stockholders; and  the Company has complied with all of its obligations under the Registration Rights Agreement in connection with the Registration Statement and the transactions contemplated by this Agreement.

(l)            The consolidated financial statements of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise noted therein).  The summary financial data set forth under the caption “Summary — Summary Consolidated Financial Information” and the selected financial data set forth under the caption “Selected Consolidated Financial Data” in the Prospectus and Registration Statement present fairly in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein.   There are no financial statement schedules included in the Prospectus or the Registration Statement.

(m)          No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or the Manager or any property of the Company or any of its subsidiaries or of the Manager is pending or, to the knowledge of the Company and the Manager, threatened that if determined adversely to the Company or any of its subsidiaries or the Manager, as the case may be,  (i) could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(n)           Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(o)           Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws or other organizational documents, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any properties of the Company or any of its subsidiaries, as applicable, except (solely in the case of clauses (ii) and (iii) of this paragraph) for such defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Manager is not in violation or default of any provisions of the Management Agreement or the Side Agreement (as defined below).

(p)           Deloitte & Touche LLP, who have rendered their report of independent registered public accounting firm on certain consolidated financial statements of the Company and its consolidated subsidiaries and delivered their report dated as of March 8, 2005 with respect to the audited consolidated financial statements included in the Prospectus are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(q)           The Company has filed all foreign, federal, state and local tax and information returns that are required to be filed or, if applicable, has requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(r)            The Company and its subsidiaries carry or are covered by insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective assets, except where the failure to maintain such insurance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)           No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to the Company any loans or advances to such subsidiary from the

Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus (exclusive of any supplement thereto), except that the Company’s special purpose subsidiaries (KKR Financial CLO 2005-1, Ltd, KKR Financial CLO 2005-2, Ltd., KKR Financial CLO 2005-3, Ltd., and KKR Financial CDO 2005-1, Ltd.) are precluded from paying any dividends and/or making any distributions of cash or earnings  to the Company except as specifically provided in the respective indentures and/or credit agreements, as the case may be, to which such special purpose subsidiaries are parties.

(t)            The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and, to the Company’s knowledge, neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate,  reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(u)           Except as disclosed in the Prospectus (exclusive of any supplement thereto), the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v)           The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(w)          The Company is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations thereunder.

(x)            The Company and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)           Neither the Company nor its subsidiaries nor the Manager has violated, received notice of or knows of any violation by the Company or its subsidiaries or the Manager with respect to any applicable environmental, safety or similar law, or any federal or state law relating to discrimination in the hiring, promotion or pay of employees performing services for the Company or its subsidiaries, or any applicable federal or state wages and hours law, or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, the violation of any of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)            Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any officer or director purporting to act on behalf of the Company has at any time (i) made any contributions to any candidate for state or national political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the Company’s consolidated financial statements.

(aa)         Except as disclosed in the Prospectus (exclusive of any supplement thereto), there are no outstanding loans or advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or any of the members of the families of any of them.

(bb)         To the knowledge of the Company, the industry, statistical and market-related data included in the Registration Statement and the Prospectus is based on or derived from the most current available sources.

(cc)         The subsidiaries listed on Exhibit 21.1 to the Registration Statement are the only subsidiaries of the Company.  The persons listed on Exhibit C hereto include all officers and directors of the Company and all officers of the Manager, and the Manager does not have any directors.

(dd)         To the extent applicable, the Company owns or possesses such licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights, software, trade secrets, other intangible property rights and know-how (collectively “Intangibles”) as are necessary to entitle the Company to conduct its business, and the Company has not violated or received written notice of any infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, without limitation to the foregoing, the Company has a paid-up royalty free and non-exclusive license to use the service mark, corporate name and trade name “KKR”.

(ee)         Except as disclosed in the Prospectus (exclusive of any supplement thereto), the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(ff)           Each of the Management Agreement and the Side Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Manager, enforceable against the Company and the Manager in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors rights generally or by general equitable principles.  “Side Agreement” means the agreement dated August 12, 2004 between the Company and the Manager delivered pursuant to Section 6(i) of the Purchase/Placement Agreement dated as of August 5, 2004 among the Company, the Manager and Friedman, Billings, Ramsey & Co., Inc.

(gg)         (1) Provided the Company properly elects to be taxed as a REIT (as defined below) on its federal income tax return for its taxable year ended December 31, 2004, then, commencing with its initial taxable year ended December 31, 2004, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust ( a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation as described in the Prospectus and the Registration Statement will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and (2) all statements in the Prospectus and the Registration Statement regarding the Company’s qualification as a REIT are true, complete and correct in all material respects.

(hh)         The Company’s investment guidelines and operating policies described in the Registration Statement and the Prospectus accurately reflect in all material respects the Company’s operations to date and the intentions of the Company and the Manager as of the date of the Prospectus with respect to the operation of the Company’s business in the future, and no material deviation from such guidelines or policies has occurred, or except as otherwise described in the Prospectus (exclusive of any supplement thereto), is contemplated.

(ii)           The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules or regulations promulgated thereunder from acting under the Management Agreement as contemplated by the Prospectus; and the Manager is not registered and is not required to register as an investment adviser under the Investment Advisers Act of 1940, as amended.

(jj)           The Company has requested that each holder and beneficial owner of any shares of its Common Stock (other than Securities sold in this offering) comply with the stand-off agreements set forth in Section 7 of the Registration Rights Agreement in accordance with the provisions of such Agreement and all such holders and beneficial owners are subject to and bound by such stand-off agreements and the other restrictions and other agreements set forth in such Section (provided that, in the case of the stand-off agreement set forth in Section 7 of the Registration Rights Agreement that is applicable during the 30 days prior to the Effective Date, the letter requesting each such holder and beneficial owner to comply with such 30-day stand-off agreement was mailed on June =, 2005 and the obligations of such holders and beneficial owners to comply with such stand-off agreement therefore commenced less than 30 days prior to the Effective Date); the Company has not amended, modified or waived any of the provisions set forth in Section 2(b)(iii) or Section 7 of the Registration Rights Agreement; and the Company has given appropriate stop transfer instructions to the registrar and transfer agent for the Common Stock with respect to all shares of Common Stock subject to the stand-off agreements set forth in Section 7 of the Registration Rights Agreement or subject to the lock-up agreements set forth in or delivered pursuant to this Agreement.

(kk)         The Company has not amended, modified or waived and agrees that it will not, without the prior written consent of Citigroup Global Markets Inc., amend, modify or waive (A) any of the provisions set forth in Section 2(b)(iii) or Section 7 of the Registration Rights Agreement during the period from and including the effective date of the Registration Statement through and including the 60th day following the effective date of the Registration Statement or (B) any provisions of any Custody Agreement.

Any certificate signed by any officer of the Company or by any officer or similar official of the Manager (including, without limitation, the certificate referred to in Section 6(g) hereof) and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a joint and several representation and warranty by the Company and the Manager as to matters covered thereby, to each Underwriter.

(ii)           Each Selling Stockholder severally and not jointly represents and warrants to, and agrees with, each Underwriter (solely as to such Selling Stockholder) that:

(a)           Such Selling Stockholder is the beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims (except for encumbrances arising under this Agreement and such Selling Stockholders’ Custody Agreement (as defined below) and such encumbrances, if any, as may be created by the Custodian) and has duly executed and delivered a document instructing the broker-dealer through whom it held such Securities to deliver such Securities to American Stock Transfer & Trust Company, as custodian (the “Custodian”); and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-102(a)(1) of the

New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(b)           Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c)           The Securities to be sold by such Selling Stockholder hereunder have been delivered to the Custodian (through the book-entry transfer of such Securities to the account of the Custodian) and have been placed in custody with the Custodian for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney executed by such Selling Stockholder (a “Custody Agreement”; the Custody Agreement executed by any Selling Stockholder is hereinafter sometimes called “its Custody Agreement” or “the Custody Agreement”), and an executed copy of such Custody Agreement has been delivered to you; the Securities so held in custody for such Selling Stockholder are subject to the interests hereunder of the Underwriters; as provided in and subject to the terms of this Agreement and the Custody Agreement, the arrangements for custody and delivery of such Securities, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law or upon the occurrence of any event whatsoever, including the death, disability, incapacity or incompetence (if applicable) of such Selling Stockholder or, if such Selling Stockholder is not a natural person, upon any dissolution, winding up, distribution of assets or other event affecting the legal existence of such Selling Stockholder; as provided in and subject to the terms of this Agreement and the Custody Agreement, if any such death, disability, incapacity or incompetence (if applicable) or any other such event shall occur before the delivery of such Securities hereunder, such Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, disability, incapacity or incompetence (if applicable) or other event had not occurred, regardless of whether or not the Custodian or any Attorneys-in-Fact shall have received notice of such death, disability, incapacity or incompetence or other event; pursuant to the Custody Agreement, such Selling Stockholder has duly appointed each of the attorneys-in-fact named in the Custody Agreement as such Selling Stockholders’ attorneys-in-fact (the “Attorneys-in-Fact”), each with full right, power and authority to execute and deliver, among other things, this Agreement and the certificate referred to in Section 6(h) hereof on behalf of such Selling Stockholder and to cause the Securities to be sold by such Selling Stockholder hereunder to be delivered to the Underwriters as contemplated by this Agreement; and, if such Selling Stockholder is married, such Selling Stockholder has caused his or her spouse to duly complete and execute the Consent of Spouse included as Annex A to the Custody Agreement executed by such Selling Stockholder.

(d)           This Agreement and the Custody Agreement have been duly authorized (if applicable), executed and delivered by such Selling Stockholder; the Custody Agreement executed by such Selling Stockholder is a valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles; and such Selling Stockholder has full power and authority to execute, deliver and perform its obligations under this Agreement and the Custody Agreement and to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement the Securities to be sold by such Selling Stockholder hereunder.

(e)           No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement or the Custody Agreement, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(f)            Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions contemplated in this Agreement or the Custody Agreement by such Selling Stockholder or the fulfillment of the terms hereof or thereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law, (ii) (if such Selling Stockholder is not a natural person) the Organizational Documents of such Selling Stockholder or (iii) the terms of any indenture or other agreement or instrument to which such Selling Stockholder or (if such Selling Stockholder is not a natural person) any of its subsidiaries is a party or bound or any judgment, order or decree applicable to such Selling Stockholder or (if such Selling Stockholder is not a natural person) any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or (if such Selling Stockholder is not a natural person) any of its subsidiaries, except (solely in the case of clause (iii) of this sentence) for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have an adverse effect on the sale by such Selling Stockholder of the Securities to be sold by it under this Agreement or the performance by such Selling Stockholder of its other obligations under this Agreement.  The term “Organizational Documents” means, (i) with respect to any corporation, its charter and bylaws, (ii) with respect to any limited liability company, its limited liability company agreement and its certificate of formation or other similar organizational and governing documents, (iii) with respect to any partnership, its partnership agreement and its certificate of partnership or other similar organizational and governing documents, (iv) with respect to any trust, its trust agreement and its certificate of formation or other similar organizational and governing documents, and (v) with respect to any other entity, its organizational and governing documents.

(g)           The information pertaining to such Selling Stockholder set forth in the Prospectus under the caption “Selling Stockholders” is (for all purposes of this Agreement) the only information furnished in writing by or on behalf of such Selling Stockholder specifically for inclusion in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto; and, in respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with such information, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (i)(b) of this Section.

Any certificate signed by any Selling Stockholder, or signed on behalf of any Selling Stockholder by an Attorney-in-Fact acting pursuant to authority conferred upon such Attorney-in-Fact pursuant to the applicable Custody Agreement (it being acknowledged and agreed, severally and not jointly, by each Selling Stockholder that the certificate referred to in Section 6(h) hereof is to be signed on behalf of such Selling Stockholder by an Attorney-in-Fact pursuant to such conferred authority), and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, severally and not jointly and solely as to such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.

(i)            Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price of $● per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.  The number of Underwritten Securities to be sold by the Company is =,000 shares and the number of Underwritten Securities to be sold by each Selling Stockholder is as set forth in Schedule II hereto.

(ii)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to ●,000 Option Securities; at the same purchase price per share as the Underwriters shall pay for the

Underwritten Securities.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time (but not more than twice) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.             Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on ●, 2005, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and the Selling Stockholders to or upon the order of the Company and of any Attorney-in-Fact on behalf of the Selling Stockholders by wire transfer payable in same-day funds to the account specified by the Company (in the case of the payment to be made to the Company) and to a single account specified by the Custodian (in the case of the payment to be made to the Selling Stockholders).  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company (any such date and time of delivery and payment for any Option Securities that occurs after the Closing Date being herein called an “Option Closing Date”).  If settlement for any Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for such Option Securities, and the obligation of the Underwriters to purchase such Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.             Agreements.

(i)            The Company and (for so long as the Manager is the manager under the Management Agreement) the Manager jointly and severally agree with the several Underwriters that:

(a)           The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective.  Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company will (1) promptly notify the Representatives of any such event, (2) as soon as practicable, prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) thereafter, supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(c)           As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d)           The Company will furnish to the Representatives and counsel for the Underwriters, if requested by any Representative or such counsel, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

(e)           The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f)            The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock or other capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock or other capital stock of the Company, or publicly announce an intention to effect any such transaction, for a period commencing on the date of this Agreement and ending on and including the 180th day after the date of this Agreement (such period, together with any extension thereof pursuant to the immediately succeeding sentence, being hereinafter called the “Lock-Up Period”); provided, however, that the Company may (i) issue and sell Common Stock to the Underwriters pursuant to this Agreement, (ii) issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and disclosed in the Prospectus, (iii) issue Common Stock issuable upon the conversion of securities or the exercise of options and warrants outstanding at the Execution Time and disclosed in the Prospectus and (iv) file amendments to the Company’s shelf registration statement on Form S-11 (File No. 333-124135) initially filed with the Commission on April 18, 2005 and cause such registration statement to become effective (provided that this clause (iv) shall solely permit the filing of such amendments and such effectiveness and shall not permit the sale, transfer or other disposition by the Company of any shares of Common Stock or other securities thereunder or pursuant thereto).  Notwithstanding anything herein to the contrary, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the Lock-up Period shall be extended, and the restrictions imposed by the preceding sentence shall continue to apply, until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless Citigroup Global Markets Inc. shall consent in writing to an earlier termination of such restrictions.

(g)           The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(h)           The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i)            The Company (and not the Selling Stockholders) agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of one counsel for the Underwriters relating to such filings); (viii)  the transportation (including 50% of the cost of any aircraft chartered in connection with the road show) and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder.  It is understood that, except as provided in this Section, Section 7 or Section 8, the Underwriters will pay all of their costs and expenses (including fees and expenses of their counsel),  other than costs, fees and expenses (including, without limitation, fees and expenses of counsel to the Underwriters) to be borne by the Company and specified in this paragraph (i).

(ii)           Each Selling Stockholder severally and not jointly agrees with the several Underwriters that:

(a)           Such Selling Stockholder will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Selling Stockholder or any affiliate of such Selling Stockholder or any person in privity with such Selling Stockholder or any affiliate of such Selling Stockholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock or other capital stock of the Company (the Common Stock, any such other capital stock and any such convertible, exercisable or exchangeable securities are hereinafter called, collectively, the “Subject Securities”), or publicly announce an intention to effect any such transaction, for a period commencing on the date of this Agreement and ending on and including the 60th day after the date the Registration Statement is declared effective by the Commission (for purposes of clarity, it is understood and agreed that the foregoing reference to the “date the Registration Statement is declared effective by the Commission” means the date on which the Registration Statement is first declared effective and excludes any subsequent date, if any, on which any post-effective amendment or any  Rule 462(b) Registration Statement may be declared effective); provided that the foregoing provisions of this sentence shall not apply to:

(A)          the filing and effectiveness of the Company’s shelf registration statement on Form S-11 (File No. 333-124135) initially filed with the Commission on April 18, 2005 providing for the registration under the Act by the holders of shares of Common Stock initially issued by the Company in August 2004 and any additional shares of Common Stock that may be issued through a stock split of, or stock dividend on, such shares (provided that this clause (A) shall solely permit the filing and effectiveness of such registration statement and shall not permit the sale or transfer by such Selling Stockholder of any Subject Securities thereunder or pursuant thereto);

(B)           transfers of Subject Securities as a bona fide gift or gifts;

(C)           if such Selling Stockholder is a natural person, transfers of Subject Securities by will or intestate succession;

(D)          any transfer of Subject Securities to any trust, partnership or limited liability company for the direct or indirect benefit of such Selling Stockholder or the immediate family (as defined below) of such Selling Stockholder so long as such transfer does not involve a disposition for value;

(E)           if such Selling Stockholder is not a natural person, any distribution of Subject Securities to a wholly-owned subsidiary of such Selling Stockholder or, if such Selling Stockholder is a limited liability company or a partnership, any distribution of Subject Securities to the direct or indirect members or partners, as the case may be, of such Selling Stockholder, so long as, in any such case, such distribution does not involve a disposition for value; and

(F)           any transfer or distribution of Subject Securities to a nominee or custodian who holds such Subject Securities on behalf of a person or entity to whom such transfer or disposition would be permissible under clause (B), (C), (D) or (E) above, so long as such transfer or distribution, as the case may be, is made  in a transaction and otherwise in a manner permitted by such clause;

provided, further, that it shall be a condition to any transfer or distribution pursuant to any of clauses (B) through (F) above that (I) prior to or contemporaneously with such transfer or distribution, as the case may be, the transferee or distributee (and, in the case of clause (F), the nominee or custodian) shall sign and deliver to Citigroup Global Markets Inc. a written agreement, in form and substance satisfactory to Citigroup Global Markets Inc., to the effect set forth in this paragraph (a) and (II) such transfer or distribution, as the case may be, is not required to be reported in, and is not reported in, any public report or filing with the Commission or otherwise and neither such Selling Stockholder nor any such transferee or distributee (nor any such nominee or custodian) otherwise voluntarily effects any public filing or public report regarding such transfer or distribution.  For purposes of this paragraph (a), “immediate family” means any relationship by blood, marriage or adoption not more remote than the first cousin.    Such Selling Stockholder understands and agrees that the covenants and agreement set forth in this paragraph (a) are irrevocable and shall be binding upon such Selling Stockholder’s heirs, legal representatives, successors and assigns, as applicable.

(b)           Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c)           Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in the information in the Registration Statement or the Prospectus relating to such Selling Stockholder (such information being the information referred to in Section 1(ii)(g) hereof).

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company, the Manager and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company, the Manager and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company, the Manager and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)           If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company shall have requested and caused Simpson Thacher & Bartlett LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth in Exhibit D hereto.

(c)           The Company shall have requested and caused Venable LLP, Maryland counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth in Exhibit E hereto.

(d)           The Company shall have requested and caused Hunton & Williams LLP, counsel for the Company, to have furnished to the Representatives their opinion with respect to certain tax matters, dated the Closing Date and addressed to the Representatives, to the effect set forth in Exhibit F hereto.

(e)           The Company shall have requested and caused Hunton & Williams LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth in Exhibit G hereto.

(f)            The Representatives shall have received from Sidley Austin Brown & Wood LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company, the Manager and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, counsel for the Underwriters may rely, as to all matters arising under or governed by the laws of the State of Maryland, on the opinion of Venable LLP delivered pursuant to Section 6(c) above.

(g)           The Company and the Manager shall have furnished to the Representatives a certificate of the Company and the Manager, signed by the chief executive officer and chief financial officer of the Company and chief executive officer and chief financial officer of the Manager, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and certifying, jointly and severally, that:

(i)            the representations and warranties of the Company and the Manager in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and the Manager have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the signers of such certificate, threatened; and

(iii)          since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(h)           The Selling Stockholders shall have furnished to the Representatives a certificate, signed by an Attorney-in-Fact on behalf of each of the Selling Stockholders, to the effect that each Selling Stockholder, severally and not jointly, certifies that such Selling Stockholder has carefully examined (i) the information relating to such Selling Stockholder contained in the Registration Statement, the Prospectus and any supplement to the Prospectus and (ii) this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date.

(i)            The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives letters, at the Execution Time and at the Closing Date, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit H hereto.

(j)            Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the

Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

(k)           Prior to the Closing Date, the Company, the Manager and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(l)            Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m)          The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

(n)           At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each person and entities listed in Sections (B), (C) and (D) of Exhibit C hereto and a letter substantially in the form of Exhibit B hereto from each of the persons and entities listed in Section (A) of Exhibit C hereto.

(o)           The Company shall have furnished to the Representatives copies of the executed Management Agreement, License Agreement and the Side Agreement.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company and the Selling Stockholders in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, at 555 California Street, San Francisco, CA 94104, on the Closing Date.

7.             Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company, the Manager or any Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Manager, jointly and severally, will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.             Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; and provided further, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Selling Stockholder severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity; provided, however, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(b) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus.  This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have. The Company and each Underwriter acknowledge that the statements pertaining to such Selling Stockholder set forth under the heading “Selling Stockholders” constitute the only information furnished in writing by or on behalf of such Selling Stockholder specifically for inclusion in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto.

(c)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (i) the list of underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the

Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

(d)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c)  above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below);  provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the

Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f)            The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Stockholder to the Underwriters less the underwriting discount applicable to such Securities.

9.             Default by an Underwriter.  If any one or more Underwriters shall fail or refuse to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited, or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities in which the United States is involved or is reasonably likely to become involved, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

11.           Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Manager, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder, the Manager or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.           Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to KKR Financial Corp., Four Embarcadero Center, Suite 2050, San Francisco, CA 94111, Attention: General Counsel (fax no: (415) 391-3077); or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at c/o Peter T. Healy, Esq., as Attorney-in-Fact, Embarcadero Center West, 275 Battery Street, San Francisco, CA  94111-3305.

13.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16.           Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

17.           Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.  Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Rule 424,” “Rule 430A” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder(s) and the several Underwriters.

[Signature Page Follows]

Very truly yours,

KKR Financial Corp.

By:
Saturnino S. Fanlo
Chief Executive Officer

KKR Financial Advisors LLC

By:
Saturnino S. Fanlo
Chief Executive Officer

Allied Funding Inc.
American Liberty Fund
Douglas & Lenore Gladstone JTWROS
Global Capital Limited
Susan Wilkus

By:
Barbara J.S. McKee
Attorney-in-Fact

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.
Bear, Stearns & Co. Inc.
Credit Suisse First Boston LLC
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Friedman, Billings, Ramsey & Co., Inc.

By: Citigroup Global Markets Inc.

By:
Name:
Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
Bear, Stearns & Co. Inc.
Credit Suisse First Boston LLC
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Friedman, Billings, Ramsey & Co., Inc.
Wachovia Capital Markets, LLC
JMP Securities LLC
Sandler O’Neill & Partners, L.P.

Total

Schedule I

SCHEDULE II

Selling Stockholders:	Number of Underwritten Securities to be Sold
Allied Funding Inc.
American Liberty Fund
Douglas & Lenore Gladstone JTWROS
Global Capital Limited
Susan Wilkus

Total

Schedule II

EXHIBIT A

Form of Director, Officer and Affiliate Lock-Up Agreement

__________________, 2005

Citigroup Global Markets Inc.
Bear, Stearns & Co. Inc.
Credit Suisse First Boston LLC
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Friedman, Billings, Ramsey & Co., Inc.
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between KKR Financial Corp., a Maryland corporation (the “Company”), each of you as representatives of a group of Underwriters named therein, and, if applicable, one or more stockholders of the Company named therein, relating to an underwritten public offering of Common Stock, $0.01 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of Common Stock or other capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such Common Stock or other capital stock of the Company (the Common Stock, any such other capital stock, and any such convertible, exercisable or exchangeable securities are hereinafter called, collectively, “Securities”), or publicly announce an intention to effect any such transaction, for a period commencing on the date hereof and ending on and including the 180th day after the date of the Underwriting Agreement (such period, together with any extension thereof pursuant to the immediately succeeding paragraph, being hereinafter called the “Lock-up Period”); provided that the foregoing provisions of this sentence shall not apply to:

(a)           the filing and effectiveness of the Company’s shelf registration statement on Form S-11 (File No. 333-124135) initially filed with the Commission on April 18, 2005 providing for the registration under the Securities Act of 1933 by the holders of shares of Common Stock initially issued by the Company in August 2004 and any additional shares of Common Stock that may be issued through a stock split of, or stock dividend on, such shares (provided that this clause (a) shall solely permit the filing and effectiveness of such registration statement and shall not permit the sale or transfer by the undersigned of any Securities thereunder or pursuant thereto);

(b)           transfers of Securities as a bona fide gift or gifts;

(c)           if the undersigned is a natural person, transfers of Securities by will or intestate succession;

(d)           any transfer of Securities to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family (as defined below) of the undersigned so long as such transfer does not involve a disposition for value;

(e)           if the undersigned is not a natural person, any distribution of Securities to a wholly-owned subsidiary of the undersigned or, if the undersigned is a limited liability company or a partnership, any distribution of Securities to the direct or indirect members or partners, as the case may be, of the undersigned, so long as, in any such case, such distribution does not involve a disposition for value; and

(f)            any transfer or distribution of Securities to a nominee or custodian who holds such Securities on behalf of a person or entity to whom such transfer or disposition would be permissible under clause (b), (c), (d) or (e) above, so long as such transfer or distribution, as the case may be, is made  in a transaction and otherwise in a manner permitted by such clause;

provided, further, that it shall be a condition to any transfer or distribution pursuant to any of clauses (b) through (f) above that (I) prior to or contemporaneously with such transfer or distribution, as the case may be, the transferee or distributee (and, in the case of clause (f), the nominee or custodian) shall sign and deliver to Citigroup Global Markets Inc. a written agreement in the form of this agreement and (II) such transfer or distribution, as the case may be, is not required to be reported in, and is not reported in, any public report or filing with the Commission or otherwise and neither the undersigned nor any such transferee or distributee (nor any such nominee or custodian) otherwise voluntarily effects any public filing or public report regarding such transfer or distribution.  For purposes of this agreement, “immediate family” means any relationship by blood, marriage or adoption not more remote than the first cousin.

                                Notwithstanding anything herein to the contrary, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the Lock-up Period shall be extended, and the restrictions imposed by this agreement shall continue to apply, until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless Citigroup Global Markets Inc. shall consent in writing to an earlier termination of such restrictions.

                                The undersigned understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns, as applicable.

[Signature Page Follows]

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this agreement shall likewise be terminated.

Yours very truly,

[Please sign here if the undersigned is an individual]

Signature:

Name:

Address:

Tel. No.:

Email:

[Please sign here if the undersigned is an entity]

(Please Print Name of Entity)

By:

Name:

Title:

Address:

Tel. No.:

Email:

EXHIBIT B

Form of Representative Lock Up Agreement

__________________, 2005

Citigroup Global Markets Inc.
Bear, Stearns & Co. Inc.
Credit Suisse First Boston LLC
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Friedman, Billings, Ramsey & Co., Inc.
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between KKR Financial Corp., a Maryland corporation (the “Company”), each of you as representatives of a group of Underwriters named therein, and, if applicable, one or more stockholders of the Company named therein, relating to an underwritten public offering (the “Offering”) of Common Stock, $0.01 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned) directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder with respect to, any shares of Common Stock held by the undersigned for investment (the shares of Common Stock held by the undersigned for investment are hereinafter called the “Securities”), or publicly announce an intention to effect any such transaction, for a period commencing on the date hereof and ending on and including the 180th day after the date of the Underwriting Agreement (such period, together with any extension thereof pursuant to the immediately succeeding paragraph, being hereinafter called the “Lock-up Period”); provided that the foregoing provisions of this sentence shall not apply to:

(a)           the filing and effectiveness of the Company’s shelf registration statement on Form S-11 (File No. 333-124135) initially filed with the Commission on April 18, 2005 providing for the registration under the Securities Act of 1933 by the holders of shares of Common Stock initially issued by the Company in August 2004 and any additional shares of Common Stock that may be issued through a stock split of, or stock dividend on, such shares (provided that this clause (a) shall solely permit the filing and effectiveness of such registration statement and shall not permit the sale or transfer by the undersigned of any Securities thereunder or pursuant thereto);

(b)           any transfer of Securities to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned so long as such transfer does not involve a disposition for value;

(c)           any distribution of Securities to a wholly-owned subsidiary of the undersigned or to [insert name of undersigned’s parent company] (the “Parent”) or any wholly-owned subsidiary of the Parent or, if the undersigned is a limited liability company or a partnership, any distribution of Securities to the direct or indirect members or partners, as the case may be, of the undersigned, so long as, in any such case, such distribution does not involve a disposition for value; and

(d)           any transfer or distribution of Securities to a nominee or custodian who holds such Securities on behalf of a person or entity to whom such transfer or disposition would be permissible under clause (b) or (c) above, so long as such transfer or distribution, as the case may be, is made  in a transaction and otherwise in a manner permitted by such clause;

provided, further, that it shall be a condition to any transfer or distribution pursuant to any of clauses (b) through (d) above that (I) prior to or contemporaneously with such transfer or distribution, as the case may be, the transferee or distributee (and, in the case of clause (d), the nominee or custodian) shall sign and deliver to Citigroup Global Markets Inc. a written agreement in the form of this agreement and (II) such transfer or distribution, as the case may be, is not required to be reported in, and is not reported in, any public report or filing with the Commission or otherwise and neither the undersigned nor any such transferee or distributee (nor any such nominee or custodian) otherwise voluntarily effects any public filing or public report regarding such transfer or distribution.

Notwithstanding anything herein to the contrary, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the Lock-up Period shall be extended, and the restrictions imposed by this agreement shall continue to apply, until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless Citigroup Global Markets Inc. shall consent in writing to an earlier termination of such restrictions.

Notwithstanding anything herein to the contrary, this agreement shall not prohibit or restrict the undersigned and its affiliates (a) from acting as underwriter, dealer, initial purchaser, placement agent or in any similar capacity in the ordinary course of its or its affiliates’ business or engaging in any underwriting, dealing, market making, brokerage, investment advisory, financial advisory, financing, or other similar activities conducted in the ordinary course of its or its affiliates’ business, in each case other than with respect to Securities, or (b) without limitation to the provisions of clause (a) of this paragraph, from participating in the filing and effectiveness of the Company’s registration statement on Form S-11 (File No. 333-124103) initially filed with the Commission on April 15, 2005 or any other registration statement, selling shares of Common Stock in their capacity as an underwriter or dealer in connection with the Offering or any other offering or engaging in any stabilization or related transactions (including purchases and sales of Common Stock for long or short account) in connection with the Offering or any other offering, in each case so long as the undersigned does not sell or otherwise transfer any Securities pursuant to or in connection with the Offering or such other offering.

[Signature Page Follows]

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this agreement shall likewise be terminated.

Yours very truly,

(Please Print Name of Entity)

By:

Name:

Title:

Address:

Tel. No.:

Email: